Exhibit 99.1

Tenet Reports Second Quarter 2023 Results;
Raises 2023 Outlook
•Net income from continuing operations available to common shareholders in second quarter 2023 was $123 million, or $1.15 per diluted share

•Adjusted diluted earnings per share from continuing operations1 was $1.44 in second quarter 2023

•Consolidated Adjusted EBITDA1 in second quarter 2023 was $843 million, including $8 million of grant income

•Second quarter 2023 Ambulatory Care Adjusted EBITDA of $369 million increased 16.4% over second quarter 2022 excluding grant income

•Same-facility system-wide ambulatory surgical cases increased 6.6% versus second quarter 2022; Same-hospital admissions increased 3.0% versus second quarter 2022, with non-Covid admissions up 5%

•FY 2023 Adjusted EBITDA Outlook increased, now expected to be in the range of $3.310 billion to $3.460 billion

DALLAS — July 31, 2023 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended June 30, 2023.

"We have continued positive momentum through the second quarter with robust same facility volume and revenue growth in our ambulatory care segment as well as continued strength in our hospital segment," said Saum Sutaria, M.D., Chief Executive of Tenet. "Our strategic growth initiatives and operating discipline helped drive these results as we expand our patient-centered care capabilities in the communities we serve."

Tenet’s results for second quarter 2023 versus second quarter 2022 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, except per share results)	2023	2022	2023	2022
Net operating revenues	$5,082	$4,638	$10,103	$9,383
Net income available to Tenet common shareholders from continuing operations	$123	$38	$266	$177
Net income available to Tenet common shareholders from continuing operations per diluted share	$1.15	$0.35	$2.47	$1.63
Adjusted EBITDA[1] excluding grant income	$835	$749	$1,664	$1,631
Adjusted EBITDA[1]	$843	$843	$1,675	$1,731
Adjusted diluted earnings per share from continuing operations[1]	$1.44	$1.48	$2.87	$3.33

•Net income from continuing operations available to the Company’s common shareholders in the second quarter 2023 was $123 million, or $1.15 per diluted share, versus $38 million, or $0.35 per diluted share, in second quarter 2022.

•Second quarter 2023 included COVID-related stimulus grant income of $8 million pre-tax ($6 million after-tax, or $0.06 per diluted share) versus $94 million pre-tax ($71 million after-tax, or $0.65 per diluted share) in second quarter 2022.

•The Company recognized additional income tax expense for the three months ended June 30, 2023 of approximately $23 million, or $0.22 per diluted share, and $45 million, or $0.41 per diluted share for the three months ended June 30, 2022, as a result of interest expense limitation tax regulations.

•Adjusted EBITDA1 excluding grant income in second quarter 2023 was $835 million compared to $749 million in second quarter 2022, reflecting strong volume growth in our Ambulatory Care and Hospital Operations segments, and improved contract labor costs. The Company believes this strong volume growth is due in part to patient care deferred as a result of the pandemic. Second quarter 2022 results included the adverse impacts associated with a cybersecurity incident.

Balance Sheet and Cash Flows

•Cash flows provided by operating activities for the six months ended June 30, 2023 were $1.047 billion versus $347 million for the six months ended June 30, 2022 (or $822 million excluding $475 million of repayments associated with Medicare advances).

•The Company produced free cash flow1 of $680 million for the six months ended June 30, 2023 versus $40 million for the six months ended June 30, 2022 (or $515 million excluding the repayment of Medicare advances).

•In the three months ended June 30, 2023, the Company repurchased 579,637 shares of common stock for $40 million. In the six months ended June 30, 2023, the Company repurchased 1,485,983 shares of common stock for $90 million.

•In June 2023, the Company completed a private placement of $1.350 billion in aggregate principal amount of newly issued 6.750% senior secured first lien notes maturing in 2031. The Company used the net proceeds from the sale of the notes, after payment of fees and expenses, to finance, together with cash on hand, the redemption of all $1.345 billion aggregate principal amount then outstanding of its 4.625% senior secured notes due 2024. The Company now has no significant debt maturities until 2026.

•The Company’s ratio of net debt to Adjusted EBITDA1 was 4.14x at June 30, 2023 compared to 4.19x at March 31, 2023 and 4.10x at December 31, 2022.

•The Company had no outstanding borrowings on its $1.5 billion line of credit as of June 30, 2023.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of June 30, 2023, USPI had interests in 455 ambulatory surgery centers (312 consolidated) and 24 surgical hospitals (eight consolidated) in 35 states. For all periods prior to June 30, 2022, the Company owned 95% of the voting stock of USPI and now owns 100%.

	Three Months Ended June 30,		Six Months Ended June 30,
Ambulatory segment results ($ in millions)	2023	2022	2023	2022
Revenues
Net operating revenues	$942	$771	$1,847	$1,509
Same-facility system-wide net patient service revenues[2]	$1,721	$1,568	$3,358	$3,065
Volume Changes versus the Prior-Year Period
Same-facility system-wide surgical cases[2]	6.6%	(0.9)%	7.2%	3.3%
Same-facility system-wide surgical cases on same-business day basis[2]	6.6%	(0.9)%	7.2%	2.4%
Adjusted EBITDA, Margins and Noncontrolling Interest (NCI)
Adjusted EBITDA excluding grant income	$369	$317	$709	$597
Adjusted EBITDA	$370	$319	$710	$601
Adjusted EBITDA margin excluding grant income	39.2%	41.1%	38.4%	39.6%
Adjusted EBITDA margin	39.3%	41.4%	38.4%	39.8%
Adjusted EBITDA less facility-level NCI excluding grant income	$231	$209	$445	$395
Adjusted EBITDA less facility-level NCI	$231	$210	$445	$397
Adjusted EBITDA less total NCI excluding grant income	$231	$204	$445	$386
Adjusted EBITDA less total NCI	$231	$205	$445	$388

•Second quarter 2023 net operating revenues increased 22.2% compared to second quarter 2022 driven by strong same-facility net surgical case growth, acquisitions and opening of new facilities, service line growth and improved pricing yield.

•Surgical business same-facility system-wide net patient service revenues increased 9.8% in second quarter 2023 compared to second quarter 2022, with cases up 6.6% and net revenue per case up 2.9%.

•Second quarter 2023 Adjusted EBITDA excluding grant income increased 16.4% relative to second quarter 2022, due to strong same-facility system-wide surgical case growth, contributions from acquisitions and de novo facilities, improved pricing yield, and effective expense management.

•Adjusted EBITDA margin excluding grant income in the second quarter 2023 declined relative to second quarter 2022 primarily due to higher other operating expenses partially offset by improved salaries, wages and benefits.

Hospital Operations and Other (Hospital) Segment
Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices.

	Three Months Ended June 30,		Six Months Ended June 30,
Hospital segment results ($ in millions)	2023	2022	2023	2022
Revenues
Net operating revenues (prior to inter-segment eliminations)	$3,922	$3,645	$7,821	$7,443
Grant income	$7	$92	$10	$96
Same-hospital net patient service revenues[3]	$3,590	$3,344	$7,137	$6,851
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	3.0%	(8.1)%	3.6%	(6.4)%
Adjusted admissions[4]	3.2%	(5.3)%	4.9%	(3.5)%
Outpatient visits (including outpatient ER visits)	(1.3)%	(10.0)%	(0.6)%	(4.7)%
Emergency Room visits (inpatient and outpatient)	0.4%	3.8%	2.5%	8.5%
Hospital surgeries	(0.1)%	(8.0)%	1.1%	(4.3)%
Adjusted EBITDA
Adjusted EBITDA excluding grant income	$381	$339	$783	$849
Adjusted EBITDA	$388	$431	$793	$945
Adjusted EBITDA margin excluding grant income	9.7%	9.3%	10.0%	11.4%
Adjusted EBITDA margin	9.9%	11.8%	10.1%	12.7%

•Second quarter 2023 net operating revenues increased 7.6% from second quarter 2022 primarily due to increased adjusted admissions, improved pricing yield, and the adverse impacts associated with a cybersecurity incident in the second quarter of 2022.

•Same-hospital net patient service revenue per adjusted admission increased 4.0% year-over-year for second quarter 2023 primarily due to improved pricing yield and our focus on growing higher acuity services. COVID admissions were 2% of total admissions in the second quarter 2023 versus 3% in the second quarter 2022. Second quarter non-COVID inpatient admissions increased 5% over second quarter 2022.

•Adjusted EBITDA excluding grant income in second quarter 2023 was $381 million compared to $339 million in second quarter 2022, reflecting strong adjusted admissions growth and improved contract labor costs, partially offset by higher other operating expenses. Second quarter 2022 results included the adverse impacts associated with a cybersecurity incident.

Conifer Segment

Tenet’s Conifer business segment provides comprehensive end-to-end and focused-point business process services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions to hospitals, health systems, physician practices, employers, and other clients.

	Three Months Ended June 30,		Six Months Ended June 30,
Conifer segment results ($ in millions)	2023	2022	2023	2022
Net operating revenues	$323	$333	$647	$657
Adjusted EBITDA	$85	$93	$172	$185
Adjusted EBITDA margin	26.3%	27.9%	26.6%	28.2%

•Second quarter 2023 net operating revenues declined 3.0% compared to second quarter 2022 reflecting previously announced contract changes with Tenet hospitals.

•Second quarter 2023 Adjusted EBITDA and Adjusted EBITDA margin declined compared to second quarter 2022 reflecting the aforementioned contract changes.

2023 Outlook1

Tenet’s Outlook for full year 2023 (consolidated and by segment) and third quarter 2023 follows:

CONSOLIDATED ($ in millions, except per share amounts)	FY 2023 Outlook	Third Quarter 2023 Outlook
Net operating revenues	$20,100 to $20,500	$4,900 to $5,100
Income from continuing operations available to Tenet common stockholders	$447 to $582	$75 to $120
Adjusted EBITDA	$3,310 to $3,460	$775 to $825
Adjusted EBITDA margin	16.5% to 16.9%	15.8% to 16.2%
Diluted income per common share from continuing operations	$4.19 to $5.48	$0.71 to $1.13
Adjusted net income from continuing operations	$550 to $640	$100 to $135
Adjusted diluted earnings per share from continuing operations	$5.18 to $6.03	$0.94 to $1.28
Equity in earnings of unconsolidated affiliates	$200 to $220	$45 to $55
Depreciation and amortization	$850 to $875	$210 to $220
Interest expense	$895 to $905	$220 to $230
Income tax expense[5]	$315 to $335	$65 to $75
Net income available to NCI	$660 to $700	$160 to $170
Weighted average diluted common shares	~105 million	~105 million
NCI cash distributions	$565 to $605
Net cash provided by operating activities	$1,775 to $2,075
Adjusted net cash provided by operating activities	$1,925 to $2,175
Capital expenditures	$675 to $725
Free cash flow	$1,100 to $1,350
Adjusted free cash flow – continuing operations	$1,250 to $1,450

Ambulatory Segment ($ in millions)	FY 2023 Outlook
Net operating revenues	$3,725 to $3,825
Adjusted EBITDA	$1,490 to $1,530
Total NCI (Facility level)	$545 to $565
Adjusted EBITDA less total NCI	$945 to $965
Changes versus prior year[6]:
Surgical cases volumes	Up 5.0% to 6.0%
Net revenues per surgical case	Up 2.0% to 3.0%

Hospital Segment ($ in millions)	FY 2023 Outlook
Net operating revenues (prior to inter-segment eliminations)	$15,540 to $15,790
Adjusted EBITDA	$1,490 to $1,590
NCI	$25 to $40
Changes versus prior year[6]:
Inpatient admissions	Up 2.0% to 4.0%
Adjusted admissions	Up 2.5% to 4.5%

Conifer Segment ($ in millions)	FY 2023 Outlook
Net operating revenues	$1,285 to $1,335
Adjusted EBITDA	$330 to $340
NCI	$90 to $95

Management’s Webcast Discussion of Results
Tenet management will discuss the Company’s second quarter 2023 results in a webcast scheduled for 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on July 31, 2023. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on July 31, 2023.

Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, especially with regards to developments related to COVID-19. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to the impact of the COVID-19 pandemic, and other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission.

Footnotes
1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our second quarter and full year 2023 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.For 2023, same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2022 through June 30, 2023. Amounts associated with physician practices are excluded.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.
6.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.

About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates or has ownership interests in more than 475 ambulatory surgery centers and surgical hospitals. We also operate 61 acute care and specialty hospitals, approximately 110 other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures
The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
•Adjusted EBITDA is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share from continuing operations is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses) and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment for continuing operations.
•Adjusted Free Cash Flow is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations.
•Adjusted net cash provided by (used in) operating activities is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Second Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended June 30,
	2023	%	2022	%	Change
Net operating revenues	$5,082	100.0%	$4,638	100.0%	9.6%
Grant income	8	0.2%	94	2.0%	(91.5)%
Equity in earnings of unconsolidated affiliates	54	1.1%	54	1.2%	—%
Operating expenses:
Salaries, wages and benefits	2,285	45.0%	2,126	45.8%	7.5%
Supplies	891	17.5%	811	17.5%	9.9%
Other operating expenses, net	1,125	22.1%	1,006	21.7%	11.8%
Depreciation and amortization	213	4.3%	216	4.7%
Impairment and restructuring charges, and acquisition-related costs	16	0.3%	57	1.2%
Litigation and investigation costs	10	0.2%	18	0.4%
Net gains on sales, consolidation and deconsolidation of facilities	—	—%	(1)	—%
Operating income	604	11.9%	553	11.9%
Interest expense	(226)		(222)
Other non-operating income, net	6		—
Loss from early extinguishment of debt	(11)		(66)
Income from continuing operations, before income taxes	373		265
Income tax expense	(80)		(86)
Net income	293		179
Less: Net income available to noncontrolling interests	170		141
Net income available to Tenet Healthcare Corporation common shareholders	$123		$38
Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$1.21		$0.35
Diluted
Continuing operations	$1.15		$0.35
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	101,766		107,790
Diluted	104,778		108,750

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Six Months Ended June 30,
	2023	%	2022	%	Change
Net operating revenues	$10,103	100.0%	$9,383	100.0%	7.7%
Grant income	11	0.1%	100	1.1%	(89.0)%
Equity in earnings of unconsolidated affiliates	104	1.0%	100	1.1%	4.0%
Operating expenses:
Salaries, wages and benefits	4,543	45.0%	4,308	45.9%	5.5%
Supplies	1,782	17.6%	1,596	17.0%	11.7%
Other operating expenses, net	2,218	22.0%	1,948	20.8%	13.9%
Depreciation and amortization	430	4.2%	419	4.5%
Impairment and restructuring charges, and acquisition-related costs	37	0.4%	73	0.8%
Litigation and investigation costs	14	0.1%	38	0.4%
Net gains on sales, consolidation and deconsolidation of facilities	(13)	(0.1)%	—	—%
Operating income	1,207	11.9%	1,201	12.8%
Interest expense	(447)		(449)
Other non-operating income, net	4		—
Loss from early extinguishment of debt	(11)		(109)
Income from continuing operations, before income taxes	753		643
Income tax expense	(164)		(185)
Income from continuing operations, before discontinued operations	589		458
Income from discontinued operations	—		1
Net income	589		459
Less: Net income available to noncontrolling interests	323		281
Net income available to Tenet Healthcare Corporation common shareholders	$266		$178
Amounts available to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$266		$177
Income from discontinued operations, net of tax	—		1
Net income available to Tenet Healthcare Corporation common shareholders	$266		$178
Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$2.61		$1.64
Discontinued operations	—		0.01
	$2.61		$1.65
Diluted
Continuing operations	$2.47		$1.63
Discontinued operations	—		0.01
	$2.47		$1.64
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	102,028		107,636
Diluted	105,354		114,054

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions)	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$934	$858
Accounts receivable	2,914	2,943
Inventories of supplies, at cost	404	405
Assets held for sale	141	—
Other current assets	1,602	1,775
Total current assets	5,995	5,981
Investments and other assets	3,130	3,147
Deferred income taxes	8	19
Property and equipment, at cost, less accumulated depreciation and amortization	6,268	6,462
Goodwill	10,350	10,123
Other intangible assets, at cost, less accumulated amortization	1,406	1,424
Total assets	$27,157	$27,156

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$141	$145
Accounts payable	1,246	1,504
Accrued compensation and benefits	718	778
Professional and general liability reserves	257	255
Accrued interest payable	199	213
Liabilities held for sale	17	—
Contract liabilities	76	110
Other current liabilities	1,498	1,471
Total current liabilities	4,152	4,476
Long-term debt, net of current portion	14,907	14,934
Professional and general liability reserves	793	790
Defined benefit plan obligations	329	331
Deferred income taxes	243	217
Other long-term liabilities	1,732	1,800
Total liabilities	22,156	22,548
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,277	2,149
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	4,800	4,778
Accumulated other comprehensive loss	(178)	(181)
Accumulated deficit	(537)	(803)
Common stock in treasury, at cost	(2,750)	(2,660)
Total shareholders’ equity	1,343	1,142
Noncontrolling interests	1,381	1,317
Total equity	2,724	2,459
Total liabilities and equity	$27,157	$27,156

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Dollars in millions)	Six Months Ended
	June 30,
	2023	2022
Net income	$589	$459
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	430	419
Deferred income tax expense	37	132
Stock-based compensation expense	33	34
Impairment and restructuring charges, and acquisition-related costs	37	73
Litigation and investigation costs	14	38
Net gains on sales, consolidation and deconsolidation of facilities	(13)	—
Loss from early extinguishment of debt	11	109
Equity in earnings of unconsolidated affiliates, net of distributions received	7	18
Amortization of debt discount and debt issuance costs	18	15
Pre-tax income from discontinued operations	—	(1)
Net gains from the sale of investments and long-lived assets	(15)	(71)
Other items, net	(3)	12
Changes in cash from operating assets and liabilities:
Accounts receivable	7	(74)
Inventories and other current assets	160	173
Income taxes	(31)	(86)
Accounts payable, accrued expenses, contract liabilities and other current liabilities	(168)	(764)
Other long-term liabilities	12	(41)
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(78)	(98)
Net cash provided by operating activities	1,047	347
Cash flows from investing activities:
Purchases of property and equipment	(367)	(307)
Purchases of businesses or joint venture interests, net of cash acquired	(96)	(66)
Proceeds from sales of facilities and other assets	16	209
Proceeds from sales of marketable securities, long-term investments and other assets	26	9
Purchases of marketable securities and equity investments	(37)	(41)
Other items, net	(9)	(4)
Net cash used in investing activities	(467)	(200)
Cash flows from financing activities:
Repayments of borrowings	(1,437)	(2,744)
Proceeds from borrowings	1,362	2,013
Repurchases of common stock	(90)	—
Debt issuance costs	(15)	(24)
Distributions paid to noncontrolling interests	(270)	(310)
Proceeds from the sale of noncontrolling interests	30	9
Purchases of noncontrolling interests	(79)	(29)
Other items, net	(5)	(75)
Net cash used in financing activities	(504)	(1,160)
Net increase (decrease) in cash and cash equivalents	76	(1,013)
Cash and cash equivalents at beginning of period	858	2,364
Cash and cash equivalents at end of period	$934	$1,351
Supplemental disclosures:
Interest paid, net of capitalized interest	$(445)	$(416)
Income tax payments, net	$(158)	$(140)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions)	2023	2022	2023	2022
Net operating revenues:
Ambulatory Care	$942	$771	$1,847	$1,509
Hospital Operations and other (prior to inter-segment eliminations)	3,922	3,645	7,821	7,443
Conifer
Tenet	105	111	212	226
Other clients	218	222	435	431
Total Conifer revenues	323	333	647	657
Inter-segment eliminations	(105)	(111)	(212)	(226)
Total	$5,082	$4,638	$10,103	$9,383

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$52	$52	$99	$94
Hospital Operations and other	2	2	5	6
Total	$54	$54	$104	$100

Adjusted EBITDA (including grant income):
Ambulatory Care	$370	$319	$710	$601
Hospital Operations and other	388	431	793	945
Conifer	85	93	172	185
Total	$843	$843	$1,675	$1,731

Adjusted EBITDA margins (including grant income):
Ambulatory Care	39.3%	41.4%	38.4%	39.8%
Hospital Operations and other	9.9%	11.8%	10.1%	12.7%
Conifer	26.3%	27.9%	26.6%	28.2%
Total	16.6%	18.2%	16.6%	18.4%

Adjusted EBITDA margins (excluding grant income):
Ambulatory Care	39.2%	41.1%	38.4%	39.6%
Hospital Operations and other	9.7%	9.3%	10.0%	11.4%
Conifer	26.3%	27.9%	26.6%	28.2%
Total	16.4%	16.1%	16.5%	17.4%

Capital expenditures:
Ambulatory Care	$20	$19	$38	$40
Hospital Operations and other	109	130	324	262
Conifer	3	3	5	5
Total	$132	$152	$367	$307

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions, except per share amounts)	2023	2022	2023	2022
Net income available to Tenet Healthcare Corporation common shareholders	$123	$38	$266	$178
Net income from discontinued operations	—	—	—	1
Net income from continuing operations	123	38	266	177
Less: Impairment and restructuring charges, and acquisition-related costs	(16)	(57)	(37)	(73)
Litigation and investigation costs	(10)	(18)	(14)	(38)
Net gains on sales, consolidation and deconsolidation of facilities	—	1	13	—
Loss from early extinguishment of debt	(11)	(66)	(11)	(109)
Tax and noncontrolling interests impact of above items	6	17	7	26
Adjusted net income available from continuing operations to common shareholders	$154	$161	$308	$371

Diluted earnings per share from continuing operations	$1.15	$0.35	$2.47	$1.63
Less: Impairment and restructuring charges, and acquisition-related costs	(0.15)	(0.52)	(0.35)	(0.64)
Litigation and investigation costs	(0.10)	(0.17)	(0.13)	(0.33)
Net gains on sales, consolidation and deconsolidation of facilities	—	0.01	0.12	—
Loss from early extinguishment of debt	(0.10)	(0.61)	(0.10)	(0.96)
Tax and noncontrolling interests impact of above items	0.06	0.16	0.06	0.23
Adjusted diluted earnings per share from continuing operations	$1.44	$1.48	$2.87	$3.33

Weighted average basic shares outstanding (in thousands)	101,766	107,790	102,028	107,636
Weighted average dilutive shares outstanding (in thousands)	104,778	108,750	105,354	114,054

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions)	2023	2022	2023	2022
Net income available to Tenet Healthcare Corporation common shareholders	$123	$38	$266	$178
Less: Net income available to noncontrolling interests	(170)	(141)	(323)	(281)
Income from discontinued operations, net of tax	—	—	—	1
Income from continuing operations	293	179	589	458
Income tax expense	(80)	(86)	(164)	(185)
Loss from early extinguishment of debt	(11)	(66)	(11)	(109)
Other non-operating income, net	6	—	4	—
Interest expense	(226)	(222)	(447)	(449)
Operating income	604	553	1,207	1,201
Litigation and investigation costs	(10)	(18)	(14)	(38)
Net gains on sales, consolidation and deconsolidation of facilities	—	1	13	—
Impairment and restructuring charges, and acquisition-related costs	(16)	(57)	(37)	(73)
Depreciation and amortization	(213)	(216)	(430)	(419)
Adjusted EBITDA	$843	$843	$1,675	$1,731

Net operating revenues	$5,082	$4,638	$10,103	$9,383

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	2.4%	0.8%	2.6%	1.9%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	16.6%	18.2%	16.6%	18.4%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

(Dollars in millions)	2023
	Q2	YTD
Net cash provided by operating activities	$598	$1,047
Purchases of property and equipment	(132)	(367)
Free cash flow – continuing operations	$466	$680

Net cash used in investing activities	$(181)	$(467)
Net cash used in financing activities	$(249)	$(504)

Net cash provided by operating activities	$598	$1,047
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(54)	(78)
Adjusted net cash provided by operating activities from continuing operations	652	1,125
Purchases of property and equipment	(132)	(367)
Adjusted free cash flow – continuing operations	$520	$758

(Dollars in millions)	2022
	Q2	YTD
Net cash provided by operating activities	$119	$347
Purchases of property and equipment	(152)	(307)
Free cash flow	(33)	40
Add back: Medicare Advance Repayments	281	475
Free cash flow – continuing operations, excluding repayments of Medicare Advances	$248	$515

Net cash used in investing activities	$(140)	$(200)
Net cash used in financing activities	$(33)	$(1,160)

Net cash provided by operating activities	$119	$347
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(42)	(98)
Adjusted net cash provided by operating activities from continuing operations	161	445
Purchases of property and equipment	(152)	(307)
Adjusted free cash flow – continuing operations	9	138
Add back: Medicare Advance Repayments	281	475
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advances	$290	$613

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

	Third Quarter 2023		FY 2023
(Dollars in millions, except per share amounts)	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$75	$120	$447	$582
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(30)	(20)	(125)	(75)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	13	13
Loss from early extinguishment of debt(2)	—	—	(11)	(11)
Tax and noncontrolling interests impact of above items	5	5	20	15
Adjusted net income available from continuing operations to common shareholders	$100	$135	$550	$640

Diluted earnings per share from continuing operations	$0.71	$1.13	$4.19	$5.48
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.28)	(0.20)	(1.20)	(0.71)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	0.12	0.12
Loss from early extinguishment of debt	—	—	(0.10)	(0.10)
Tax and noncontrolling interests impact of above items	0.05	0.05	0.19	0.14
Adjusted diluted earnings per share from continuing operations	$0.94	$1.28	$5.18	$6.03

Weighted average basic shares outstanding (in thousands)	102,000	102,000	102,000	102,000
Weighted average dilutive shares outstanding (in thousands)	105,000	105,000	105,000	105,000

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company does not generally forecast losses from the early extinguishment of debt because the Company does not believe that it can forecast this item with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to the debt repurchased or refinanced by the Company in 2023.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

	Third Quarter 2023		FY 2023
(Dollars in millions)	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$75	$120	$447	$582
Less: Net income available to noncontrolling interests	(160)	(170)	(660)	(700)
Income tax expense	(65)	(75)	(315)	(335)
Interest expense	(230)	(220)	(905)	(895)
Loss from early extinguishment of debt(2)	—	—	(11)	(11)
Other non-operating income (expense), net	(5)	—	(10)	—
Net gains on sales, consolidation and deconsolidation of facilities	—	—	13	13
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(30)	(20)	(125)	(75)
Depreciation and amortization	(210)	(220)	(850)	(875)
Adjusted EBITDA	$775	$825	$3,310	$3,460

Income from continuing operations	$75	$120	$447	$582
Net operating revenues	$4,900	$5,100	$20,100	$20,500
Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	1.5%	2.4%	2.2%	2.8%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	15.8%	16.2%	16.5%	16.9%

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company does not generally forecast losses from the early extinguishment of debt because the Company does not believe that it can forecast this item with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to the debt repurchased or refinanced by the Company in 2023.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow – Continuing Operations and Outlook Adjusted Free Cash
Flow – Continuing Operations
(Unaudited)

(Dollars in millions)	FY 2023
	Low	High
Net cash provided by operating activities	$1,775	$2,075
Purchases of property and equipment	(675)	(725)
Free cash flow – continuing operations	$1,100	$1,350

Net cash provided by operating activities	$1,775	$2,075
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(150)	(100)
Adjusted net cash provided by operating activities – continuing operations	1,925	2,175
Purchases of property and equipment	(675)	(725)
Adjusted free cash flow – continuing operations(2)	$1,250	$1,450

(1) The figures shown represent the Company's estimate for restructuring payments plus the actual year-to-date payments for restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.